UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Mosaic Company

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THE MOSAIC COMPANY

2015 Annual Meeting of Stockholders

May 14, 2015

Supplemental Information

Explanatory Note

This proxy supplement (this “Supplement”) is being filed to supplement disclosure contained in the “Compensation Discussion and Analysis” section contained in our definitive proxy statement (the “Proxy Statement”) furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for the 2015 Annual Meeting of Stockholders. Capitalized terms used in this Supplement and not otherwise defined in the Supplement have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission (the ‘‘Commission’’) on April 28, 2015.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The information under “Cost Reduction Incentive Awards” on page 59 of the Proxy Statement is hereby supplemented by adding the following information, which is also available in the Form of Performance Share Award Agreement under The Mosaic Company 2004 Omnibus Stock and Incentive Plan, approved March 27, 2014, which was filed with the Securities and Exchange Commission as Exhibit 10.iii.d to our quarterly report on Form 10-Q for the quarter ended March 31, 2014:

The minimum, target and maximum goals for 2016 controllable operating costs per tonne are provided below for each of the Phosphates and Potash subplans. For participants who are not participating solely in the Phosphates subplan or the Potash subplan, the number of performance shares issued will be determined by equally weighting (i.e., 50%) the actual payout percentage achieved for each of the Phosphates and Potash subplan 2016 controllable operating costs per sales tonne. Achievement of performance levels between amounts set forth in the table are to be interpolated on a straight-line basis.

SUB-PLAN	GOAL	2016 CONTROLLABLE OPERATING COSTS/TONNE ACHIEVED	PAYOUT %
Phosphates	Maximum	$146.01	150%
	Target	$148.67	100%
	Minimum	$155.34	50%
Potash	Maximum	$96.88	150%
	Target	$99.08	100%
	Minimum	$104.57	50%

As set forth in the Proxy Statement, our Board of Directors unanimously recommends that you vote “FOR” Proposal No. 3 in the Proxy Statement.